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                                                                   Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 8-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-00618, 33-83054 and
333-27177) and Form S-3 (File Nos.  33-90032,  33-89000,  333-40,  333-13651 and
333-30093).



/s/ Arthur Andersen LLP

Atlanta, Georgia
November 24, 1997